SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.[ ])


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               THE LIMITED, INC.
                               ------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:


    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:



[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.:


    (3) Filing Party:


    (4) Date Filed:

        ----

                               [The Limited LOGO]

                                                                 April 20, 2001

Dear Stockholder:

     You are cordially invited to attend our 2001 annual meeting of stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 21, 2001, at our offices located at Three Limited Parkway, Columbus, Ohio. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of The Limited.

     The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.


                                             Sincerely yours,

                                             LOGO
                                             Leslie H. Wexner
                                             Chairman of the Board

                                     [LOGO]

                            -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 2001

                                                                 April 20, 2001

TO OUR STOCKHOLDERS:

     We are pleased to invite you to attend our 2001 annual meeting of stockholders to:

     o    Elect four directors to serve for terms of three years.

     o Vote on a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000.

     o    Transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 30, 2001 may vote at the meeting.

     Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.


                                              By Order of the Board of Directors



                                              [LOGO]
                                              Leslie H. Wexner
                                              Chairman of the Board

                       PROXY STATEMENT TABLE OF CONTENTS


Information About the Annual Meeting and Voting...........................    2
Election of Directors.....................................................    4
Nominees and directors....................................................    4
Information concerning the Board of Directors.............................    6
Committees of the Board of Directors......................................    6
Security ownership of directors and management............................    8
Amendment To Increase Authorized Number of Shares.........................   10
Executive Compensation....................................................   12
Summary compensation table................................................   12
Long-term incentive plan awards...........................................   14
Stock options.............................................................   14
Compensation of directors.................................................   15
Employment agreements with certain executive officers.....................   16
Section 16(a) beneficial ownership reporting compliance...................   16
Report of the Compensation Committee......................................   18
Compensation philosophy...................................................   18
Principal compensation elements...........................................   20
CEO compensation..........................................................   20
Stockholder Return Graph..................................................   21
Share Ownership of Principal Stockholders.................................   22
Report of The Audit Committee.............................................   23
Independent Public Accountants............................................   24
Other Matters.............................................................   24
Stockholder Proposals.....................................................   24
Solicitation Expenses.....................................................   25

Appendix A................................................................  A-1
Appendix B................................................................  B-1

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of The Limited, Inc. is soliciting your proxy to vote at our 2001 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We", "our", "The Limited" and the "Company" refer to The Limited, Inc.

     We began mailing this proxy statement and the enclosed proxy card on or about April 20, 2001 to all stockholders entitled to vote. The Limited's 2000 Annual Report, which includes our financial statements, is being sent with this proxy statement.

     Date, time and place of meeting

     Date:     May 21, 2001
     Time:     9:00 a.m., Eastern Daylight Time
     Place:    Three Limited Parkway
               Columbus, Ohio

     Shares entitled to vote

     Stockholders entitled to vote are those who owned The Limited common stock (which we refer to throughout this proxy statement as "Common Stock") at the close of business on the record date, March 30, 2001. As of the record date, there were [ ] shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

     Voting your proxy

     Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

     The enclosed proxy card indicates the number of shares that you own.

     Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

     o "FOR" the election of four nominees for director (as described on page 4).

     o "FOR" the proposal to amend our Certificate of Incorporation to increase the number of shares of Common Stock that The Limited is authorized to issue from 500,000,000 to 1,000,000,000 (as described on page 10).

     If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

     Revoking your proxy

     You may revoke your proxy by:

     o submitting a later dated proxy (including a proxy via telephone or the Internet),

     o notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     o    voting in person at the meeting.

     Voting in person

     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 30, 2001, the record date for voting.

     Appointing your own proxy

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

     Quorum requirement

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

     Vote necessary to approve proposals to be voted on

               Item*                           Vote Necessary*
               ----                            --------------
Election of directors              Directors are elected by a plurality of the
                                   votes represented by the shares of Common
                                   Stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot.

Amendment to Certificate of        Approval of an amendment to the Company's
Incorporation to increase the      Certificate of Incorporation to increase the
number of authorized shares        number of authorized shares of Common Stock
                                   requires the affirmative vote of a majority
                                   of the outstanding stock entitled to vote
                                   thereon.
---------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

     Our Board of Directors has nominated four directors for election at the annual meeting. If you elect the four nominees, they will hold office for a three-year term expiring at the 2004 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors, with Ms. Hailey having been appointed to the Board on March 1, 2001.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

     Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than fourteen days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock of the Company beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

     The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

     Nominees and directors

     Nominees of the Board of Directors for election at the 2001 annual meeting.

     Eugene M. Freedman                 Director since 1995              Age 69

     Mr. Freedman has been Senior Advisor and Director of Monitor Clipper Partners, Inc. ("Monitor Clipper"), a private equity firm, since January 2000. Since 2001, he has been Senior Advisor of Monitor Company Group Limited Partnership, an international business strategy and consulting firm. He was Managing Director of Monitor Clipper from 1997 to 1999 and Senior Advisor and Director of Monitor Company Inc. from 1995 to 2000. Until October 1994, and for more than five years prior thereto, Mr. Freedman was a partner of Coopers & Lybrand, where he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP, U.S. ("C & L, U.S.") since October 1991 and as Chairman of Coopers & Lybrand, International ("C & L, Int.") since 1992. During The Limited's 2000 fiscal year, the successor of C & L, U.S., PricewaterhouseCoopers LLP ("PwC"), served as The Limited's independent public accountants. The amount of compensation paid by The Limited to PwC for such services was less than 1% of The Limited's and PwC's consolidated gross revenues for their 2000 fiscal years. Mr. Freedman is also a director of Bernard Technologies, Inc., e-Studio Live, Inc., iAskWeb, Inc., Pathmark Stores, Inc., and Wheelhouse Corporation, Inc.

     V. Ann Hailey                      Director since 2001              Age 50

     Ms. Hailey has been Executive Vice President and Chief Financial Officer of The Limited since August 1997. Prior to joining The Limited, Ms. Hailey was Senior Vice President and Chief Financial Officer of The Pillsbury Co. from 1994 to 1997 and was Vice President, Finance & Planning for Nabisco Specialty Products Division from 1992 to 1994. Ms. Hailey was appointed to the Board of The Limited on March 1, 2001.

     David T. Kollat                    Director since 1976              Age 62

     Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Cone Mills, Inc., Consolidated Stores Corporation, Cooker Restaurant Corporation, Select Comfort, Inc. and Wolverine World Wide, Inc.

     Leslie H. Wexner                   Director since 1963              Age 63

     Mr. Wexner has been Chief Executive Officer since he founded The Limited in 1963, and Chairman of the Board for more than five years. Mr. Wexner has also been the Chairman of the Board and Chief Executive Officer of Intimate Brands, Inc. ("Intimate Brands"), a subsidiary of The Limited, since 1995. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc. Mr. Wexner is the husband of Abigail S. Wexner.

     Directors whose terms continue until the 2002 annual meeting.

     Leonard A. Schlesinger             Director since 1996              Age 48

     Mr. Schlesinger has been Executive Vice President and Chief Operating Officer of The Limited since March 2001 and was Executive Vice President, Organization, Leadership and Human Resources of The Limited from October 1999 until March 2001. Mr. Schlesinger was a Professor of Sociology and Public Policy and Senior Vice President for Development at Brown University from 1998 to 1999. He also was the George F. Baker, Jr. Professor of Business Administration at Harvard Business School ("Harvard") from 1988 to 1998 and served as the Senior Associate Dean and Director of External Relations at Harvard from July 1994 until October 1995.

     Donald B. Shackelford              Director since 1975              Age 68

     Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp., Intimate Brands and Progressive Corporation.

     Martin Trust                       Director since 1978              Age 66

     Mr. Trust has been President and Chief Executive Officer of Mast Industries, Inc., a wholly-owned subsidiary of The Limited, for more than five years. He is also a director of Iosota, Inc. and Staples, Inc.

     Raymond Zimmerman                  Director since 1984              Age 68

     Mr. Zimmerman has been Chairman of the Board of 99(cent) Stuff.com since July 1999. Mr. Zimmerman is a director of Service Merchandise Company, Inc. ("Service Merchandise") and was Non-Executive Chairman of the Board of Service Merchandise from 1999 to 2000. He was Chairman of the Board of Service Merchandise from 1997 to 1999 and was Chairman of the Board and Chief Executive Officer of Service Merchandise from 1981 to 1997. In March 1999, Service Merchandise filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code.

     Directors whose terms continue until the 2003 annual meeting.

     E. Gordon Gee                      Director since 1991              Age 57

     Dr. Gee has been Chancellor of Vanderbilt University since August 1, 2000. Dr. Gee was the President of Brown University from 1998 to 2000. Dr. Gee was also President of The Ohio State University from 1990 to 1997. Dr. Gee is a director of Allmerica Financial, Dollar General Corporation, Glimcher Realty Trust, Hasbro, Inc., Intimate Brands and Massey Energy Company.

     Alex Shumate                       Director since 2000              Age 50

     Mr. Shumate has been the Managing Partner of the Columbus, Ohio office of the law firm of Squire, Sanders & Dempsey L.L.P. ("Squire, Sanders") since 1991. Squire, Sanders provided legal services to The Limited during fiscal year 2000, and The Limited anticipates that Squire, Sanders will continue to provide legal services to The

Limited from time to time in the future. Mr. Shumate was a director of Intimate Brands from 1996 to 2000. Mr. Shumate is also a director of Bank One Corporation and Wm. Wrigley, Jr. Company.

     Allan R. Tessler                   Director since 1987              Age 64

     Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also Chief Executive Officer and Chairman of the Board of J Net Enterprises, a technology holding company. Since March 2001, Mr. Tessler has also been Acting Chief Executive Officer of Jasmine Networks. He was Co-Chairman of the Board of Data Broadcasting Corporation, a provider of financial and business information to institutional and individual investors, from June 1992 until May 2000 and Co-Chief Executive Officer from June 1992 until November 29, 1999. He is also Chairman of the Board of InterWorld Corporation. Since January 1997, Mr. Tessler has also served as Chairman of Checking Holdings Corp. IV. From 1989 to 1996 he was Chairman of the Board of Great Dane Holdings, Inc. He is also a director of Allis- Chalmers Corporation.

     Abigail S. Wexner                  Director since 1997              Age 39

     Mrs. Wexner was an attorney with the New York and London offices of Davis Polk & Wardwell from 1987 until 1992, where she specialized in mergers and acquisitions. By appointment of the President of the United States, Mrs. Wexner served as a member of the United States Holocaust Memorial Council from 1994 to 1999. She is a director of the Children's Defense Fund and is Chairman of the Governing Committee of The Columbus Foundation and a member of the Boards of Trustees of Children's Hospital, Inc., The Columbus Academy and The Wexner Center Foundation in Columbus, Ohio. Mrs. Wexner is also the founder and President of The Columbus Coalition Against Family Violence. Mrs. Wexner is the wife of Leslie H. Wexner.

     Information concerning the Board of Directors

     Our Board of Directors held five meetings in fiscal year 2000. During fiscal year 2000, all of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

     Committees of the Board of Directors

     Audit Committee.

     The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to various audit, financial reporting and other matters. The members of the Audit Committee are Mr. Shackelford (Chair) and Messrs. Shumate, Tessler and Zimmerman. The members of the Audit Committee are all "independent" for purposes of the New York Stock Exchange's listing standards. That is, the Board has determined that none of the Audit Committee members has a relationship to the Company that may interfere with the exercise of his independence from the Company and its management. The Board has adopted a written charter for the Audit Committee setting out the functions the Committee is to perform. A copy of that charter is attached to this proxy statement as Appendix A, and the Audit Committee's Report can be found on page 23 of this proxy statement. The Audit Committee held seven meetings in fiscal year 2000.

     Compensation Committee.

     The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Dr. Gee (Chair) and Mr. Shackelford. A copy of the Compensation Committee's Report can be found on page 18 of this Proxy Statement. Members of the Compensation Committee held four meetings in fiscal year 2000 and took action in writing without a meeting on twelve occasions.

     Executive Committee.

     The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of The Limited to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shackelford. The Executive Committee took action in writing without a meeting on ten occasions in fiscal year 2000.

     Finance Committee.

     The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. Its members during fiscal year 2000 were Mrs. Wexner and Messrs. Tessler (Chair), Freedman, Shackelford and Zimmerman. The Finance Committee held two meetings in fiscal year 2000.

     Nominating Committee.

     The Nominating Committee of the Board nominates, on behalf of the Board, suitable persons for election as directors of The Limited. Its members are Messrs. Tessler (Chair) and Wexner. Stockholders are permitted to nominate directly directors for election (see "ELECTION OF DIRECTORS" above); therefore, no formal procedures exist for stockholders to make nominee recommendations to the Nominating Committee. The Nominating Committee took action in writing without a meeting on one occasion in fiscal year 2000.

     Security ownership of directors and management

     The following table shows certain information about the securities ownership of all directors of The Limited, the executive officers of The Limited named in the Summary Compensation Table below and all directors and executive officers of The Limited as a group.

                                                                                            Number of
                                                                                            Shares of
                                                                                             Intimate
                                                     Number of                             Brands, Inc.      Percent of
                                                     Shares of                               Class A          Intimate
                                                    Common Stock                           Common Stock      Brands Inc.
                                                    Beneficially               Percent     Beneficially       Class A
Name                                                 Owned(a)(b)               of Class     Owned(a)(b)     Common Stock
----                                                ------------               --------    ------------     ------------
Eugene M. Freedman................................                 (c)            *                              **
E. Gordon Gee.....................................                 (c)            *                  (d)          *
Kenneth B. Gilman.................................                 (c)(e)(f)      *                  (d)(g)       *
V. Ann Hailey.....................................                 (c)            *                               *
David T. Kollat...................................                 (c)            *                              **
Leonard A. Schlesinger............................                 (c)            *                               *
Donald B. Shackelford.............................                 (c)(f)         *                  (d)          *
Alex Shumate......................................                                *                  (d)          *
Allan R. Tessler..................................                 (c)(f)         *                              **
Martin Trust......................................                 (c)(e)(f)   [   %]                (h)          *
Abigail S. Wexner.................................                 (c)(i)      [   %]                            **
Leslie H. Wexner..................................                 (c)(e)(j)   [   %]                (d)          *
Raymond Zimmerman.................................                 (c)(k)         *                               *

All directors and executive officers as a group...                 (c)(e)(l)   [   %]                (d)(m)       *

---------
* Less than 1%.

**   Not applicable.

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(b)  Reflects ownership as of March 2, 2001.

(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Mr. Freedman, _______; Dr. Gee, _______; Mr. Gilman,_______; Ms. Hailey, _______; Dr. Kollat, _______; Mr.
     Schlesinger, _______; Mr. Shackelford _______; Mr. Tessler, _______; Mr. Trust, _______; Mrs. Wexner, _______; Mr. Wexner,_______; Mr. Zimmerman, _______; and all directors and executive officers as a group, _______ .

(d) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr. Gee, _______; Mr. Gilman, _______; Mr. Shackelford, _______; Mr. Shumate, _______; Mr. Wexner,
     _______; and all directors and executive officers as a group, _______.

(e) Includes the following number of shares held in an employee benefit plan, over which the participant has the power to dispose or withdraw shares:
     Mr. Gilman, _______; Mr. Trust, _______; Mr. Wexner, _______; (reflects ownership as of February 28, 2001); and all directors and executive officers as a group, _______.

(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Gilman, _______; Mr. Shackelford, _______; and Mr. Trust, _______.

(g) Includes _______ shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.

(h) Includes _______ shares, as to which Mr. Trust disclaims beneficial ownership.

(i) Includes _______ shares held by a trust of which Mrs. Wexner is the beneficiary. Mrs. Wexner disclaims beneficial ownership of these shares. Excludes _______ shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership.

(j) Includes _______ shares held by Health and Science Interests II, _______ shares held by The Wexner Foundation and _______ shares held by The Wexner Children's Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests II and The Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by The Wexner Foundation. Excludes _______ shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Includes _______ shares beneficially owned by Mrs. Wexner as to which Mr. Wexner may be deemed to share the power to vote or direct the disposition.

(k) Includes _______ shares which are Mr. Zimmerman's pro rata share of _______ shares owned by a corporation of which Mr. Zimmerman is president and a 33% shareholder plus _______ shares held by a partnership which is 45% owned by Mr. Zimmerman and 45% owned by his wife.

(l)  Includes _______ shares as to which beneficial ownership is disclaimed.

(m)  Includes _______ shares as to which beneficial ownership is disclaimed.

               AMENDMENT TO INCREASE AUTHORIZED NUMBER OF SHARES

     The Company's Certificate of Incorporation currently authorizes the issuance of 510,000,000 shares of Capital Stock, of which 500,000,000 shares are Common Stock and 10,000,000 shares are Preferred Stock. In January 2001, the Board of Directors adopted a resolution proposing that our Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 1,000,000,000, subject to stockholder approval of the amendment.

     Our Board of Directors recommends a vote FOR the approval of the amendment of our Certificate of Incorporation to increase the number of authorized shares.

     Vote required

     The affirmative vote of holders representing a majority of the outstanding shares of Common Stock is necessary for the adoption of this proposal.

     Proposed amendment

     As of March 30, 2001, The Limited had approximately [_________] shares of Common Stock outstanding. In addition, ____________ shares of Common Stock were reserved for issuance under the Company's benefit plans. Of the 10,000,000 shares of Preferred Stock authorized, no shares were outstanding as of March 30, 2001.

     The following is the text of Section 1 of Article IV of the Certificate of Incorporation of the Company, including the proposed amendment (highlighted in bold):

     The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is One Billion Ten Million (1,010,000,000); the total number of shares of Preferred Stock shall be Ten Million (10,000,000) and each such share shall have a par value of One Dollar ($1.00); and the total number of shares of Common Stock shall be One Billion (1,000,000,000) and each such share shall have a par value of Fifty Cents ($.50).

     Purpose and effect of the proposed amendment

     In May 2000, we completed a two-for-one stock split which required the issuance of substantially all of the authorized shares of Common Stock not otherwise reserved for issuance under our benefit plans. The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit The Limited by improving our flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock dividends, make acquisitions through the use of stock, raise equity capital and adopt additional employee benefit plans or reserve additional shares for issuance under such plans and under plans of acquired companies. The Board also believes that the amendment should facilitate our ability to accomplish various business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by the our charter documents, the rules of the New York Stock Exchange, the terms of any series of Preferred Stock or the terms of any agreements or securities we may enter into or issue or applicable law. Other than as permitted or required under our employee benefit plans and under outstanding options, the Board has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes. Whether or not the our shareholders approve this proposal will not impact our existing agreements to issue stock. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.

     Under our Certificate of Incorporation, shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. If the Board elects to issue additional shares of Common Stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current shareholders. In addition to our Common Stock, our Certificate of Incorporation currently empowers the Board to authorize the issuance of one or more series of Preferred Stock without shareholder approval. Currently, no shares of Preferred Stock are issued or outstanding.

     Except for the increase of the number of authorized shares, the proposed amendment would not change any of the provisions of our Certificate of Incorporation. All shares of Common Stock or Preferred Stock, including the additional shares of Common Stock that would be authorized if the proposed amendment is adopted, which are not issued and outstanding would be issuable at any time or from time to time by action of the Board without further authorization from stockholders, except to the extent that such further authorization is required by the rules of the New York Stock Exchange, the terms of any series of Preferred Stock or the terms of any agreements or securities we may hereafter enter into or issue or applicable law.

     The proposal could have an anti-takeover effect, although that is not its intention. For example, if The Limited were the subject of a hostile takeover attempt, we could issue additional shares of Common Stock and thereby dilute the voting power of the other outstanding shares and increase the potential cost of the takeover. The availability of this defensive strategy to us could discourage unsolicited takeover attempts, thereby limiting the opportunity for our shareholders to realize a higher price for their shares than is generally available in the public markets. The Board is not aware of any attempt, or contemplated attempt, to acquire control of The Limited, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. In addition to our Common Stock, our Certificate of Incorporation currently empowers the Board to authorize the issuance of one or more series of Preferred Stock without shareowner approval. No change to our Preferred Stock authorization is requested by the amendment.

     If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. However, if The Limited's shareholders approve the proposed amendment to our Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

                             EXECUTIVE COMPENSATION

   Summary Compensation Table

     The following table (the "Summary Compensation Table") shows the compensation paid by The Limited to each of the named executive officers of The Limited for each of our last three fiscal years.

                                                     Annual Compensation                    Long-Term Compensation
                                   ---------------------------------------------------    --------------------------
                                                                                                         Securities
                                                                                          Restricted     Underlying     All Other
                                   Fiscal                                Other Annual        Stock        Options      Compensation
Name and Principal Position(1)      Year     Salary($)(2)  Bonus($)(3)  Compensation($)   Awards($)(5)  Awarded(#)(6)     ($)(7)
---------------------------------- ------    -----------   ----------   --------------    -----------   ------------   ------------
Leslie H. Wexner...............     2000     $             $            $           (4)             -              -   $
   Chairman of the Board, Chief     1999      1,185,577     3,331,968            -        $ 2,353,431             -       262,914
   Executive Officer and President  1998      1,046,154     1,519,392            -             29,316       429,564       154,706

Kenneth B. Gilman..............     2000                                            (4)             -             -
   Vice Chairman and Chief          1999        958,077     1,999,181       14,762          2,353,431             -       337,363
   Administrative Officer           1998        936,923       935,150       14,955            158,304             -       277,290

Martin Trust...................     2000                                            (4)             -             -
   President and Chief Executive    1999        757,115       892,696       81,412                  -             -       357,197
   Officer of Mast Industries, Inc. 1998        727,692     1,460,000       85,966            137,899             -       336,771

V. Ann Hailey..................     2000                                            (4)             -            --
   Executive Vice President,        1999        592,788       937,116            -                  -       100,000        79,969
   Chief Financial Officer          1998        517,307       332,367            -          2,791,669       429,564        14,215

Leonard A. Schlesinger.........     2000                                            (4)            --            --
   Executive Vice President and     1999        187,981       376,499            -          1,915,625       502,110             -
   Chief Operating Officer of The
   Limited

---------
(1) Mr. Schlesinger joined The Limited on October 1, 1999 as Executive Vice President, Organization, Leadership and Human Resources; therefore, amounts disclosed for 1999 are for partial year. Effective March 1, 2001, Mr. Gilman became Chief Executive Officer of Lane Bryant, Inc. and resigned as a director and executive officer of The Limited.

(2)  Amounts reported for 2000 reflect a 53 week fiscal year.

(3) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons. Mr. Schlesinger's bonus amount for 2000 was determined based on his pre-existing agreement with The Limited.

(4) Represents for the 2000 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Gilman, Trust, Hailey and Schlesinger, reimbursement of certain taxes on non-qualified retirement plan imputed income paid on behalf of executive officers Wexner, Gilman, Trust and Hailey and reimbursement for tax on relocation expenses for Mr. Schlesinger.

(5) Represents for each executive officer, the restricted stock awards for the specified fiscal year under The Limited's 1993 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of The Limited's Common Stock on the date on which the awards were made.

     Restricted shares have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

     On January 31, 2000, 5,524 restricted shares of The Limited's Common Stock were granted to Mr. Schlesinger. The per share value of The Limited's Common Stock on such date was $15.3438. This award vests 10%, 10%,

     10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

     On October 1, 1999, 100,000 restricted shares of The Limited's Common Stock were granted to Mr. Schlesinger. The per share value of The Limited's Common Stock on such date was $19.1563. This award has been earned in accordance with pre-established financial performance measures and vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

     On May 18, 1999, 101,770 restricted shares of The Limited's Common Stock were granted to each of executive officers Wexner and Gilman. The per share value of the Common Stock on such date was $23.125. This award was earned in accordance with pre-established financial performance measures and vested 100% at the end of the 1999 fiscal year.

     On June 1, 1998, 1,770, 9,558, 8,326 and 4,780 restricted shares of The Limited's Common Stock were granted to executive officers Wexner, Gilman, Trust and Hailey, respectively. The per share value of the Common Stock on such date was $16.5625. These awards were made in connection with the distribution in 1998 of the Abercrombie & Fitch shares to The Limited's stockholders. The vesting of these awards is the same as the vesting of the previously granted restricted stock awards to which these adjustment grants relate.

     On February 2, 1998, 200,000 restricted shares of The Limited's Common Stock were granted to Ms. Hailey. The per share value of The Limited's Common Stock on such date was $13.5625. This award has been earned in accordance with pre-established financial performance measures and vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

     Restricted shares of The Limited's Common Stock granted prior to August 23, 1999 were subsequently adjusted to reflect the spin-off of Limited Too.

     Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(6) These options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

(7) Includes employer matching and supplemental contributions allocated to each executive officer's account under certain of The Limited's qualified and non-qualified defined contribution plans during the year in the amount of $_____________________________________ and $____________ for executive officers Wexner, Gilman, Trust, Hailey and Schlesinger, respectively.

     Includes term life insurance premiums in the amount of $         ,
     $             , $            and $           paid on behalf of executive
     officers Gilman, Trust, Hailey and Schlesinger, respectively.

     Includes reimbursement of relocation expenses in the amount of $126,763 for Mr. Schlesinger.

     Long-Term Incentive Plan Awards

     The Limited did not grant any awards for the 2000 fiscal year to the executive officers named in the Summary Compensation Table.

     Stock Options

     The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 2000 fiscal year.

                                         Option Grants in Fiscal Year 2000

                                                       Individual Grants
                                 -----------------------------------------------------------
                                                 Approximate                                        Potential Realizable
                                                    % of                                       Value at Assumed Annual Rates
                                  Securities    Total Options                                 of Stock Price Appreciation for
                                  Underlying     Granted to     Exercise                                Option Term(2)
                                    Options     Associates in     Price                       -------------------------------
Name                             Granted(#)(1)   Fiscal Year   Per Share($)  Expiration Date      5%($)             10%($)
-------------------------------  ------------   -------------  -----------   ---------------  ------------       ------------
Leslie H. Wexner...............
Kenneth B. Gilman..............
Martin Trust...................
V. Ann Hailey..................
Leonard A. Schlesinger.........

---------
(1) On January 31, 2000, options were granted to Ms. Hailey and Mr. Schlesinger pursuant to The Limited's 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, in each case subject to the holder's continued employment with the Company. The exercise price per share of Mr. Schlesinger's options is set at a premium over the fair market value of The Limited's Common Stock on the grant date.

     These options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

(2) The assumed rates of growth were selected by the Securities and Exchange Commission ("Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

     The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during The Limited's 2000 fiscal year and the year-end values of unexercised options held by those executive officers.

                                  Aggregated Option Exercises in 2000 Fiscal Year
                                         and Fiscal Year-End Option Values

                                                                Number of Securities
                                                               Underlying Unexercised       Value of Unexercised In-the-
                                                                  Options at Fiscal            Money Options at Fiscal
                                                                      Year-End(#)                   Year-End($)
                               Acquired on        Value       ---------------------------   ----------------------------
Name                           Exercise(#)   Realized($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------ -----------   --------------   -----------   -------------   -----------   -------------
Leslie H. Wexner...............                                         (2)             (2)  $        (2)   $         (2)
                                                                        (3)             (3)           (3)             (3)

Kenneth B. Gilman..............                                         (2)             (2)           (2)             (2)
                                                                        (3)             (3)           (3)             (3)

Martin Trust...................                                         (2)             (2)           (2)             (2)

V. Ann Hailey..................                                         (2)             (2)           (2)             (2)

Leonard A. Schlesinger.........                                         (2)             (2)           (2)             (2)

---------
(1) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such option.

(2) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($19.81) over the exercise price of such option.

     Options have been adjusted to reflect The Limited's two-for-one stock split in May 2000.

(3) Denominated in shares of Intimate Brands' Class A Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($18.21) over the exercise price of such option.

     Options have been adjusted to reflect Intimate Brands' two-for-one stock split in May 2000.

     Compensation of directors

     Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of The Limited for their services as directors:

     o an annual retainer of $20,000 per year (increased by $4,000 for each committee chair held), plus

     o a fee of $3,500 for each Board meeting attended ($1,000 for a telephonic meeting) and, as committee members, a fee of $1,500 per committee meeting attended ($500 for a telephonic meeting), and

     o a fee of $500 for each action in writing taken by the Board or any committee.

     Under The Limited's 1996 Stock Plan for Non-Associate Directors, each director who is not an associate of The Limited receives (i) annual grants of options to purchase 1,000 shares of The Limited's Common Stock at a price equal to the fair market value of such shares at the date of grant and (ii) 50% of the annual retainer in shares of The Limited's Common Stock.

     Employment agreements with certain executive officers

     In 1999 the Company entered into an employment agreement with Mr. Schlesinger, at which time he was to serve as the Company's Executive Vice President for Organization, Leadership and Human Resources. On March 1, 2001, Mr. Schlesinger was appointed Executive Vice President and Chief Operating Officer of The Limited. The initial term of Mr. Schlesinger's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Schlesinger's agreement provides for an initial base salary of $575,000, the grant of options to purchase 250,000 shares of The Limited's Common Stock, rights to receive, based on Company performance and continued employment, 50,000 shares of The Limited's Common Stock, incentive plan participation as determined by the Board, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Mr. Schlesinger's agreement also provides that, if the Company fails to extend the agreement or terminates Mr. Schlesinger's employment without cause, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Mr. Schlesinger, he will be entitled to tax reimbursement payments.

     In 1998 the Company entered into an employment agreement with Ms. Hailey under which she will continue to serve as the Company's Executive Vice President and Chief Financial Officer. The initial term of Ms. Hailey's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Hailey's agreement provides for an initial base salary of $525,000, an initial grant of options to purchase 200,000 shares of The Limited's Common Stock, an initial grant of rights to receive, based on Company performance and continued employment, 100,000 shares of The Limited's Common Stock, incentive plan participation as determined by the Board, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Ms. Hailey's agreement also provides that, if the Company fails to extend the agreement or terminates Ms. Hailey's employment without cause, or if she terminates her employment for good reason, she will continue to receive her base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Ms. Hailey, she will be entitled to tax reimbursement payments.

     In 1997 the Company entered into individual employment agreements with Messrs. Gilman and Trust. Under these agreements, Mr. Gilman served as the Company's Vice Chairman and Chief Administrative Officer and Mr. Trust will continue to serve as President and Chief Executive Officer of Mast Industries, Inc. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Gilman's agreement provided for an initial base salary of $900,000. Mr. Trust's agreement provides for an initial base salary of $700,000. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of $5 million. Each agreement provides that, if the Company fails to extend the agreement or terminates the executive's employment without cause, or if the executive terminates his employment for good reason, the executive will continue to receive his base salary for one year after the termination date. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, he will be entitled to tax reimbursement payments. Effective March 1, 2001, Mr. Gilman's agreement with the Company was amended to provide that he would become chief executive officer of Lane Bryant, Inc. and that he would resign as an executive officer and director of The Limited and Intimate Brands and the agreement, as amended, was assumed by Lane Bryant, Inc.

     Section 16(a) beneficial ownership reporting compliance

     The Limited's officers and directors, and persons who own more than ten percent of a registered class of The Limited's equity securities, must file reports of ownership and changes in ownership of The Limited's equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to The Limited.

     Based solely on a review of the copies of reports furnished to The Limited and written representations that no other reports were required, we believe that during fiscal 2000 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements, except for Mr. Trust who inadvertently failed to make a timely filing of one report for one transaction.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") reviews and approves The Limited's compensation philosophy and policies and the application of such policies to the compensation of Mr. Wexner and other executive officers. The Limited has retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, The Limited's executive officer compensation program. The Committee meets independently on a periodic basis with these consultants to review the Company's programs.

     Compensation philosophy

     The Limited attempts to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, The Limited has structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher proportion is variable, keyed to business and stock performance.

     The Limited's philosophy is based on the following basic principles:

     To Pay for Outstanding Performance.

     The Limited believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and managing expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

     To Pay Competitively.

     The Limited is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, The Limited annually compares its pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies and sets pay guidelines based on this review.

     To Pay Equitably.

     The Limited believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

     Principal compensation elements

     The principal elements of executive compensation at The Limited are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs. In determining guidelines for each compensation element, The Limited participates in compensation surveys which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to The Limited in business and merchandise focus. In addition, The Limited participates in special surveys focusing on specific segments of the business, such as merchandise design and production sourcing. With the help of The Limited's compensation consultants, The Limited analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally reward exceptional executive performance with pay well above the industry survey median. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that The Limited uses for this purpose contains approximately 40% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph below. Subject to The Limited's needs, The Limited generally attempts to design all incentive and equity-based compensation programs to be deductible under the Internal Revenue Code of 1986, as amended.

     Base salary.

     The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

     In 2000, the base salaries of Ms. Hailey and Messrs. Schlesinger, Trust and Wexner were adjusted based on both performance and market comparisons, with continued emphasis placed on performance-based cash and equity incentive compensation.

     Performance-based cash incentive compensation.

     The Limited has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

     For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. The Limited sets these goals at the beginning of each six-month season, and bases them on an analysis of historical performance, growth and income improvement expectations for that business, financial results of other comparable businesses both inside and outside The Limited, and progress toward achieving the strategic plan for that business. Annually, The Limited establishes target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

     Equity-based incentive programs.

     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In 2000, the Committee awarded equity-based incentives, granting stock options and also, to a limited extent, restricted stock. The Committee believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

     Award opportunities for each eligible participant are based on guidelines, which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of The Limited's Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer's performance and importance to the business.

     Stock options.

     In 2000, stock options were awarded to Ms. Hailey and Mr. Schlesinger, in the amounts set forth in the Option Grants in Fiscal Year 2000 table above. The options granted to both Ms. Hailey and Mr. Schlesinger vest, subject to continued employment, on a graduated basis over a period of six years. The exercise price for Ms. Hailey's options is equal to the fair market value of the underlying common stock on the date of grant. The exercise price for Mr. Schlesinger's options is based on a premium over the fair market value on the date of grant.

     Performance-based restricted stock.

     The Committee awarded Mr. Schlesinger restricted shares in 2000, which vest on a graduated basis over a six-year period.

CEO compensation

     Mr. Wexner has been Chief Executive Officer and President since founding The Limited in 1963. The Limited conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner's position as it does for the other executive positions.

     In 2000, as in prior years, in establishing Mr. Wexner's compensation package the Committee considered competitive practices, the extent to which The Limited achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of leadership talent for the business. These factors are considered subjectively in the aggregate and none of these factors is accorded specific weight.

     In fiscal 2000, The Limited posted actual net sales of $10.105 billion, an increase of 5.9% compared to fiscal 1999 net sales, excluding Limited Too sales in 1999. Additionally, 2000 adjusted net income was $ 432.9 million, which was 3% below comparable adjusted net income for fiscal 1999, and adjusted earnings per share were $0.97 per share, which was flat compared to 1999 adjusted earnings per share. These 2000 fiscal results were below targeted performance objectives established by the Committee for the year, and as a result, the annual cash incentive payment earned by Mr. Wexner was significantly below target level, according to the Plan.


                                            Compensation Committee

                                            E. Gordon Gee, Chair
                                            Donald B. Shackelford

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, over the past five-year period, in the value of $100 invested in Common Stock of The Limited, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG THE LIMITED, INC., THE S&P 500 INDEX
                       AND THE S&P RETAIL COMPOSITE INDEX


                                      LOGO

     * $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON 1/31/95--INCLUDING REINVESTMENT OF DIVIDENDS.

                   SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth the names of all persons who, on March 2, 2001, were known by The Limited to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of The Limited. The information was obtained from information supplied by shareholders on Schedules 13D and 13G:

                                                     Amount
                                                  Beneficially          Percent
Name and Address of Beneficial Owner                 Owned              of Class
------------------------------------------------- ------------          --------
Leslie H. Wexner (1).............................  77,264,562            18.1%
   Three Limited Parkway
   P.O. Box 16000
   Columbus, OH   43216

Capital Research and Management Company (2)......  55,003,000            12.9%
   333 South Hope Street
   Los Angeles, CA   90071

FMR Corp. (3)....................................  41,649,406             9.8%
   82 Devonshire Street
   Boston, MA   02109-3614

---------
(1) Information obtained from Amendment No. 25 to Mr. Wexner's Schedule 13D filing for The Limited, dated January 9, 2001. Includes 1,107,524 shares held in The Limited, Inc. Savings and Retirement Plan for Mr. Wexner's account (as of December 31, 2000) over which he exercises dispositive but not voting control; and 1,911,558 shares issuable within 60 days of January 5, 2001 upon exercise of outstanding options held by Mr. Wexner. Also includes 10,005,510 shares beneficially owned by Abigail S. Wexner, Mr. Wexner's wife, as to which Mr. Wexner may be deemed to share the power to vote and direct the disposition. Excludes 400,000 shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Power to vote or direct the disposition of 736,634 shares held by the Wexner Foundation may be deemed to be shared by Mr. Wexner and the other trustee thereof. Power to vote or direct the disposition of 700,000 shares held by Health and Science Interests II may be deemed to be shared by Mr. Wexner and the trustee thereof. Mr. Wexner disclaims beneficial ownership of the shares held by The Wexner Foundation and Health and Science Interests II. Mr. Wexner, as the sole trustee of The Wexner Children's Trust, holds the power to vote or direct the disposition of 21,499,700 shares.

(2) Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 55,003,000 shares of The Limited's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(3) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of The Limited's Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp., members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12.0% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson 3d, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with our written charter adopted by the Board in 2000 (a copy of which is filed as Appendix A to this proxy statement), the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following matters: the system of internal control, the audit process, the financial reporting process and the process for monitoring compliance with applicable laws and regulations and our code of business conduct. We and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace our independent public accountants. We also annually review our auditors' qualifications and fees. In addition, we (i) ensure that the Company's independent public accountants submit, on a periodic basis, a formal written statement delineating relationships between the accountants and The Limited, (ii) actively engage in dialogue with the accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and (iii) recommend that the Board take appropriate action in response to the foregoing to satisfy itself of the accountants' independence.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review the output of these processes. However, we are not professionally engaged in the practice of accounting and auditing and are not experts in the fields of accounting and auditing. We rely on the information provided to us and on the representations made by management and the independent accountants.

     We have reviewed and discussed The Limited's audited financial statements as of and for the year ended February 3, 2001 and met with both management and our independent accountants to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal and independent accountants the overall scope and plans for their respective audits. We also met with the internal and independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

     We have also discussed with the independent accountants all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. When considering the accountants' independence, we considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent accountants to the Company is compatible with maintaining their independence.

     Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that The Limited's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year 2000 for filing with the Securities and Exchange Commission.

                                        Audit Committee

                                        Donald B. Shackelford, Chair
                                        Alex Shumate
                                        Allan R. Tessler
                                        Raymond Zimmerman

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During our 2000 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 3, 2001. We annually review the selection of our independent public accountants, but we have not yet selected independent public accountants for the current fiscal year.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

     Audit Fees

     The aggregate fees billed for professional services rendered for the audit of The Limited's annual financial statements and financial statements contained in the Company's Form 10-Q for the 2000 fiscal year were [_________].

     Financial Information Systems Design and Implementation Fees

     The aggregate fees billed for our 2000 fiscal year by our principal accountants, PricewaterhouseCoopers LLP, for (1) directly or indirectly operating, or supervising the operation of, The Limited's information system or managing The Limited's local area network and (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to The Limited's financial statements taken as a whole was [__________].

     All Other Fees

     The aggregate fees billed for our 2000 fiscal year for services rendered by PricewaterhouseCoopers LLP, other than those disclosed above was [_____].


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.


                             STOCKHOLDER PROPOSALS

     We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Secretary of The Limited at our principal executive offices on or before December 21, 2001.

                             SOLICITATION EXPENSES

     We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile, telegraph, cable and personal interview, in addition to the use of the mails. We have retained Georgeson Shareholder Communications Inc., New York, New York, to help us solicit proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $10,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

                                           By Order of the Board of Directors


                                           LOGO
                                           Leslie H. Wexner
                                           Chairman of the Board

                                                                     APPENDIX A


                               THE LIMITED, INC.

                            Audit Committee Charter


     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the following matters: the system of internal control; the audit process; the financial reporting process; and the process for monitoring compliance with applicable laws and regulations and the Corporation's code of business conduct.

     The Audit Committee shall consist of not less than three nor more than five members, who shall be elected by the Board of Directors from the directors who are not employees of the Corporation and who have no other relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. The Board shall designate one member of the Committee to serve as its Chair. Each member of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise. All determinations relating to the eligibility of directors to serve on the Committee shall be made by the Board in the exercise of its business judgment and in a manner consistent with the requirements of the New York Stock Exchange.

     The Audit Committee shall meet as often as it deems necessary, but in no event less than four times per year. The Committee shall have the power to adopt its own operating rules and procedures and to request that members of management, representatives of the Corporation's independent public accountants, and others attend meetings and provide pertinent information. The Committee may also meet in executive session with any of such persons.

     The Corporation's independent public accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Corporation's independent public accountants. The Committee will also annually review their qualification and fees. In addition, the Committee shall (i) ensure that the independent public accountants submit, on a periodic basis, a formal written statement delineating all relationships between such accountants and the Corporation, (ii) actively engage in dialogue with such accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and (iii) recommend that the Board take appropriate action in response to the foregoing to satisfy itself of such accountants' independence.

     On an annual basis, the Audit Committee will review and reassess the adequacy of this charter.

                                                                     APPENDIX B


                                     PROXY
                               THE LIMITED, INC.
               This Proxy is Solicited by the Board of Directors
                         Annual Meeting of Stockholders
                                  May 21, 2001

The undersigned hereby appoints Leslie H. Wexner and V. Ann Hailey, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 21, 2001 at 9:00 am, Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

Election of Directors, Nominees:

01. Eugene M. Freedman, 02. V. Ann Hailey, 03. David T. Kollat, 04. Leslie H. Wexner


SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                               (Continued and to be signed on the reverse side)

                            ^ FOLD AND DETACH HERE ^

    [X]  Please mark your                                               9 7 8 8
         votes as in this
         example.


     The Board of Directors recommends a vote "FOR" the following proposals. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

1. To amend and restate the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000.


                                       FOR          AGAINST        WITHHELD
                                       [ ]            [ ]            [ ]

2.   Election of                       FOR                         WITHHELD
     Directors                         [ ]                           [ ]
     (see reverse)


For, except vote withheld from following nominee(s):

______________________________________________________


                                                  The undersigned acknowledges
                                                  receipt with this Proxy of a
                                                  copy of the Notice of Annual
                                                  Meeting of Stockholders and
                                                  Proxy Statement dated April
                                                  20, 2001.

                                                  IMPORTANT: Please date this
                                                  Proxy and sign exactly as
                                                  your name or names appear
                                                  hereon. If stock is held
                                                  jointly, signature should
                                                  include both names.
                                                  Executors, Administrators,
                                                  Trustees, Guardians and
                                                  others signing in a
                                                  representative capacity
                                                  should indicate full titles.



SIGNATURE(S)                                      DATE
             -----------------------------------      --------------------------

                               The Limited, Inc.


Dear Stockholder:

The Limited, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:
   o Log on to the Internet and go to the web site http://www.eproxyvote.com/ltd

2. To vote by telephone:
   o  On a touch-tone telephone, call 1-877-779-8683
      24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.